Exhibit 99.1

VIVINT SOLAR ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

Megawatts Installed Increased 131% Year-over-Year

Retained Value Increased 138% Year-over-Year

Revenue Increased 172% Year-over-Year

LEHI, Utah, May 12, 2015 -- Vivint Solar (NYSE: VSLR), today announced financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Operating Highlights

Key operating and development highlights for the quarter ended March 31, 2015 include:

•	MW Booked of approximately 50 MWs for the quarter, up 90% year-over-year.

•	MW Installed of approximately 46 MWs, up 131% year-over-year. Total cumulative MWs installed were approximately 274 MWs.

•	Installations were 6,426 for the quarter, up 100% year-over-year. Cumulative installations were 42,146.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $174 million during the quarter and was approximately $1.2 billion, up 146% year-over-year.

•	Estimated Retained Value increased by approximately $79 million during the quarter to approximately $560 million, up 138% year-over-year.

•	Estimated Retained Value per Watt was $2.05.

First Quarter 2015 GAAP Financial Results

Summary GAAP financial results for the quarter ended March 31, 2015 include:

•

Operating Leases and Incentives Revenue was $8.6 million, up 200% from $2.9 million in the first quarter of the prior year. Total revenue for the quarter was $9.5 million, up 172% from $3.5 million in the first quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $23.9 million, up from $11.2 million in the same period of 2014.

•

Total Operating Expenses, including cost of revenue, were $58.2 million, compared to $33.4 million in the first quarter of 2014. Operating expenses included non-cash stock-based compensation expense of $2.7 million, amortization of intangibles of $3.8 million, and an impairment of intangible assets of $4.5 million.

•	Loss from Operations was $48.7 million compared to $29.9 million in the same period of 2014.

•	GAAP Net Income Available to Stockholders per Diluted Share was $0.11.

•	Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.57). See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of March 31, 2015 were $194.2 million.

Financing Activity

During the quarter and subsequent to quarter end, the company raised or expanded investment funds with investors. The investors have committed to invest $350 million, which will enable us to install solar energy systems of fair market value approximating $865 million. We estimate these investments will be sufficient to fund approximately 193 megawatts of future deployments. In addition, we have a commitment letter from two investors for a new investment fund to which they would agree to invest $100 million and would enable the installation of solar energy systems of fair market value approximating $285 million. We estimate this investment fund to be sufficient to fund approximately 63 megawatts of future deployments.

Guidance for Second Quarter 2015 and Full Year 2015

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding second quarter 2015 financial results.

For the second quarter of 2015, we expect:

•	MW Installed: 63 to 67 MWs

•	Total Revenue: $14 – $15 million

•	Total Operating Expenses: $80 – $85 million (including $22 to $24 million in non-cash amortization of intangibles and stock compensation expense)

•	Shares Outstanding: 105.9 million

For the full year 2015, we reiterate our previous guidance:

•	MW Installed: 290 – 310 MWs

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Tuesday, May 12, 2015, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.877.201.0168 or 1.647.788.4901 for international callers. The conference ID is 2505 8995. A listen-only webcast will be accessible on the investor relations page of our website at http://investors.vivintsolar.com and will be archived and available on this site until May 27, 2015. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on our Investor Relations site by 5:00 p.m. ET. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at http://investors.vivintsolar.com.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts.  Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, estimated shares outstanding, the capacity of solar energy systems expected to be installed, estimated total revenue, and estimated total operating expenses and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; Vivint Solar’s limited operating history, particularly as a new public company; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$194,235	$261,649
Accounts receivable, net	3,374	1,837
Inventories	772	774
Prepaid expenses and other current assets	19,825	16,806
Total current assets	218,206	281,066
Restricted cash and cash equivalents	12,160	6,516
Solar energy systems, net	708,288	588,167
Property and equipment, net	16,814	13,024
Intangible assets, net	10,240	18,487
Goodwill	36,601	36,601
Prepaid tax asset, net	148,347	111,910
Other non-current assets, net	10,091	8,553
TOTAL ASSETS	$1,160,747	$1,064,324
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$64,469	$51,354
Accounts payable—related party	1,824	2,132
Distributions payable to non-controlling interests and redeemable non-controlling interests	7,162	6,780
Accrued compensation	17,027	16,794
Current portion of deferred revenue	330	314
Current portion of capital lease obligation	3,731	3,502
Accrued and other current liabilities	35,100	14,016
Total current liabilities	129,643	94,892
Capital lease obligation, net of current portion	6,203	6,176
Long-term debt	122,500	105,000
Deferred tax liability, net	130,761	112,227
Deferred revenue, net of current portion	5,939	4,466
Build-to-suit lease liability	2,900	—
Total liabilities	397,946	322,761
Commitments and contingencies
Redeemable non-controlling interests	131,216	128,427
Stockholders' equity:
Common stock	1,053	1,053
Additional paid-in capital	505,527	502,785
Accumulated deficit	(13,700)	(25,849)
Total stockholders' equity	492,880	477,989
Non-controlling interests	138,705	135,147
Total equity	631,585	613,136
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$1,160,747	$1,064,324

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Operating leases and incentives	$8,580	$2,863
Solar energy system and product sales	965	644
Total revenue	9,545	3,507
Operating expenses:
Cost of revenue—operating leases and incentives	23,880	11,187
Cost of revenue—solar energy system and product sales	438	398
Sales and marketing	6,433	5,219
Research and development	582	472
General and administrative	18,630	12,354
Amortization of intangible assets	3,763	3,737
Impairment of intangible assets	4,506	—
Total operating expenses	58,232	33,367
Loss from operations	(48,687)	(29,860)
Interest expense	2,127	1,401
Other expense	313	888
Loss before income taxes	(51,127)	(32,149)
Income tax expense	8,848	4,394
Net loss	(59,975)	(36,543)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(72,124)	(43,584)
Net income available to common stockholders	$12,149	$7,041
Net income available per share to common stockholders:
Basic	$0.12	$0.09
Diluted	$0.11	$0.09
Weighted-average shares used in computing net income available per share to common stockholders:
Basic	105,303	75,000
Diluted	109,051	76,064

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(59,975)	$(36,543)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,208	1,309
Amortization of intangible assets	3,763	3,737
Impairment of intangible assets	4,506	—
Stock-based compensation	2,707	437
Amortization of deferred financing costs	795	—
Noncash contributions for services	—	64
Noncash interest expense	—	1,399
Deferred income taxes	17,024	17,836
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,537)	(628)
Inventories	2	86
Prepaid expenses and other current assets	(224)	(4,133)
Prepaid tax asset, net	(36,437)	(10,508)
Other non-current assets, net	96	(904)
Accounts payable	29	4,000
Accounts payable—related party	(308)	(1,634)
Accrued compensation	(469)	(4,724)
Deferred revenue	1,489	373
Accrued and other current liabilities	20,271	1,779
Net cash used in operating activities	(44,060)	(28,054)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(108,185)	(59,771)
Payment in connection with business acquisition, net of cash acquired	—	(12,040)
Payments for property and equipment	(1,176)	(61)
Change in restricted cash and cash equivalents	(5,644)	—
Purchase of intangible assets	(22)	—
Proceeds from U.S. Treasury grants	—	128
Net cash used in investing activities	(115,027)	(71,744)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	81,218	95,885
Distributions paid to non-controlling interests and redeemable non-controlling interests	(2,365)	(1,081)
Proceeds from long-term debt	17,500	—
Payments for debt issuance costs	(3,078)	—
Proceeds from revolving lines of credit—related party	—	90,000
Payments on revolving lines of credit—related party	—	(77,000)
Principal payments on capital lease obligations	(1,013)	(444)
Payments for deferred offering costs	(589)	(175)
Net cash provided by financing activities	91,673	107,185
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(67,414)	7,387
CASH AND CASH EQUIVALENTS—Beginning of period	261,649	6,038
CASH AND CASH EQUIVALENTS—End of period	$194,235	$13,425

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	March 31,	December 31,	September 30,
	2015	2014	2014

Installations	6,426	6,864	6,935
Megawatts installed	46.2	50.0	48.6
Cumulative installations	42,146	35,720	28,856
Cumulative megawatts installed	274.4	228.2	178.2
Estimated nominal contracted payments remaining (in millions)	$1,204.8	$1,030.5	$842.3
Estimated retained value under energy contract (in millions)	$442.8	$383.1	$316.7
Estimated retained value of renewal (in millions)	$117.2	$97.9	$81.8
Estimated retained value (in millions)	$560.0	$480.9	$398.6
Estimated retained value per watt	$2.05	$2.11	$2.24

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

While GAAP EPS is based upon net income available to common stockholders, we also report non-GAAP based upon net loss. The difference between GAAP EPS and non-GAAP EPS is the line item net loss attributable to non-controlling interests and redeemable non-controlling interests.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.57) for the three months ended March 31, 2015.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(59,975)	$(36,543)
Net loss per share:
Basic	$(0.57)	$(0.49)
Diluted	$(0.57)	$(0.49)
Weighted-average shares used in computing net loss per share:
Basic	105,303	75,000
Diluted	105,303	75,000

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

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Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
801-234-7066

ir@vivintsolar.com

Media Contact:

Vivint Solar
Casey Briggs
Public Relations
801-229-6443

PR@vivintsolar.com